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                                                                    Exhibit 99.1

                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of January 29, 2001 (the "EFFECTIVE Date") by and among E.piphany, Inc., a Delaware corporation ("E.PIPHANY") and Radnet Recovery LLC, a Delaware limited liability company (the "COMPANY").

                                    RECITALS

     WHEREAS, the Company, in its capacity as a secured creditor of and purchaser from Radnet, Inc., has taken possession and ownership of all of the assets of Radnet, Inc., including all of its intellectual property (the "INTELLECTUAL PROPERTY");

     WHEREAS, E.piphany and the Company have entered into an Asset Purchase Agreement providing for the Company's sale of all right, title and interest in the Intellectual Property and certain other assets to E.piphany;

     WHEREAS, in consideration for such sale, E.piphany has agreed to issue an aggregate of 238,032 shares of its common stock (the "SHARES") to the Company, which shares shall be "restricted securities" within the meaning of Rule 144 ("RULE 144") promulgated under the 1933 Act; and

     WHEREAS, as an inducement to the Company to enter into the Asset Purchase Agreement, E.piphany has agreed to grant certain registration rights with respect to the Shares as set forth herein.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          "1933 ACT" means the Securities Act of 1933, as amended.

          "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

          "REGISTRATION STATEMENT" means the registration statement described in
Section 2 of this Agreement.

          "REGISTRABLE SECURITIES" means the Shares and any securities of E.piphany issued or issuable as a dividend on or other distribution with respect to, or in exchange for or replacement of (by means of a recapitalization, merger or otherwise) such Shares.

          "SEC" means the Securities and Exchange Commission.

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     2.   Shelf Registration. Subject to Section 4.1 hereof, E.piphany shall file a Registration Statement on Form S-3 (or any successor form) with the SEC on or prior to February 28, 2001 to register under the 1933 Act the resale or other disposition of the Registrable Securities by the Company, and E.piphany shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC, as promptly as practicable after filing the Registration Statement and thereupon shall list the Shares on the NASDAQ National Market System. E.piphany shall notify the Company when the Registration Statement has been declared effective by the SEC. Except as provided in Section 4 hereof, E.piphany shall maintain the effectiveness of the Registration Statement for at least forty-five (45) days after the Registration Statement is declared effective by the SEC (plus any additional days as provided in Section 4.1) and, from time to time, will amend or supplement the Registration Statement and the prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statute or regulation.

     3.   Further Obligations of E.piphany after Registration.

          3.1 E.piphany shall, as soon as reasonably possible after the effectiveness of a Registration Statement, use its reasonable best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Company, provided that E.piphany shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless E.piphany is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

          3.2 E.piphany shall, as soon as reasonably possible after the effectiveness of the Registration Statement, furnish to the Company such numbers of copies of a prospectus in conformity with the requirements of the 1933 Act, and such other documents as the Company may reasonably request (including any prospectus supplements, documents incorporated by reference in the prospectus, the Registration Statement, pre and post-effective amendments thereto and exhibits filed therewith) in order to facilitate the resale or other disposition of Registrable Securities owned by the Company.

          3.3 E.piphany shall promptly notify the Company of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Company, E.piphany will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

          3.4 E.piphany shall use its reasonable best efforts to obtain promptly the withdrawal of any order by the SEC suspending the effectiveness of the Registration Statement and shall notify the Company of such suspension order and the removal thereof.

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     4.   Conditions and Limitations on Registration Rights. The registration rights granted by this Agreement are subject to the following additional conditions and limitations:

          4.1 E.piphany may suspend or delay the filing or effectiveness of a Registration Statement for up to twenty (20) days if E.piphany is in possession of material nonpublic information that E.piphany does not deem advisable to disclose in the Registration Statement or otherwise to the public at such time, whether such information relates to a financing, pending acquisition, merger, or other material corporate transaction to which E.piphany is or expects to be a party, or any other material matter or matters. E.piphany may not, however, delay or suspend the effectiveness of a Registration Statement filed pursuant to
Section 2 more than twice. In the event E.piphany suspends the effectiveness of a Registration Statement filed pursuant to Section 2, the number of days during which E.piphany is required to keep such Registration Statement effective shall be extended by the length of such suspension. If E.piphany suspends the effectiveness of a Registration Statement, E.piphany will promptly notice the Company of such suspension and will again notice the Company when such suspension is no longer necessary.

          4.2 The Company agrees that, upon receipt of any notice from E.piphany of the happening of any event of the kind described in Section 3.3 or
4.1 hereof, the Company shall forthwith discontinue disposition of Registrable Securities until the Company's receipt of copies of the supplemented or amended prospectus contemplated by Section 3.3 or 4.1 hereof, or until it is advised in writing (the "ADVICE") by E.piphany that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by E.piphany, the Company will deliver to E.piphany all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          4.3 The registration rights granted by this Agreement shall not be transferable or assignable without E.piphany's prior written consent; provided, however, that notwithstanding the foregoing, all (but not less than all) of the registration rights granted under this Agreement may be transferred or assigned together with any Registrable Securities transferred or assigned to any constituent partner or affiliate of the Company, provided that such transfer or assignment may otherwise be effected in accordance with applicable provincial, state and federal securities laws, written notice of such transfer is delivered to E.piphany at least ten (10) days in advance thereof, and the transferee or assignee thereof executes and delivers a copy of this Agreement thereby agreeing to be bound by the terms and provisions set forth herein that apply to the Company as holder of the Registrable Securities. Any purported transfer or assignment in violation of this provision shall be void and of no force and effect whatsoever.

          4.4 The Company shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

     5. Information from the Company. It shall be a condition precedent to the obligations of E.piphany to take any action pursuant to this Agreement with respect to the Registrable Securities of the Company that the Company shall furnish to E.piphany, upon written request of E.piphany, such information regarding the Company, the Registrable Securities held by it, and the intended method

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of disposition of such securities, as shall be required to effect the registration of the Registrable Securities.

     6. Expenses of Registration. E.piphany shall pay all registration, filing and qualification fees (including SEC filing fees and the listing fees of the Nasdaq National Market or any stock exchange on which E.piphany securities are traded) attributable to the Registrable Securities registered on behalf of the Company under this Agreement. The Company shall pay all underwriting discounts or commissions attributable to the sale of the Registrable Securities and any legal, accounting or other professional fees or expenses incurred by the Company.

     7.   Indemnification.

          7.1 E.piphany will indemnify and hold harmless the Company, each of its members, managers, officers, trustees or beneficiaries, if applicable, and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages, or liabilities (joint or several) to which the Company or such other indemnified person may become subject under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this
Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of E.piphany, which consent shall not be unreasonably withheld, nor shall E.piphany be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by the Company. In addition, E.piphany shall not be liable for any untrue statement or omission in any prospectus if (x) E.piphany furnished the Company with the notice required by Section 3.3 of this Agreement prior to the pertinent sale or sales by the Company and (y) a supplement or amendment thereto correcting such untrue statement or omission was delivered, by E.piphany or legal counsel to E.piphany, to the Company prior to the pertinent sale or sales by the Company.

          7.2 The Company shall indemnify and hold harmless E.piphany, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls E.piphany within the meaning of the 1933 Act, any other stockholder selling securities in the Registration Statement and any controlling person of any such stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Company expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or

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action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, provided that in no event shall any indemnity under this Section 7.2 by the Company exceed the aggregate value of the Shares, net of reasonable brokerage commissions incurred in connection with the sale of such Shares containing the Violation at issue received by the Company.

          7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party promptly upon the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          7.4 If the indemnification provided for in the preceding paragraphs of this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 7.4 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification of the indemnified party provided for under Section 7.1 and 7.2 hereof if such indemnification had been available under the circumstances.

          7.5 The obligations of E.piphany and the Company under this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person and shall survive the completion of any offering of Registrable Securities under a registration statement filed pursuant to this Agreement or otherwise.

     8. Reports Under the Securities Exchange Act. E.piphany agrees to file with the SEC in a timely manner all reports and other documents and information required of E.piphany under the 1934 Act, and take such other actions as may be necessary to assure the continued availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

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     9.   Rule 144. If E.piphany is required to file the reports under the 1933
Act and the 1934 Act, E.piphany shall use its best efforts to file the reports in a timely manner to permit resales or other dispositions of Registrable Securities pursuant to Rule 144 promulgated under the 1933 Act ("RULE 144"). In the event that all of the Registrable Securities may be resold or otherwise disposed of in a ninety (90) day period under Rule 144 without registration under the 1933 Act, the registration rights granted under this Agreement to such stockholder, and the obligations of E.piphany hereunder (other than its obligations under this Section 9) to the Company, shall automatically terminate in their entirety and be of no further force and effect whatsoever without any further action on the part of E.piphany or the Company. Upon the sale of Registrable Securities by the Company pursuant to the terms of this Agreement, E.piphany shall instruct the transfer agent to deliver such securities without any legend attached thereto; provided, however, that the recipient of the shares is not an affiliate of E.piphany.

     10.  Miscellaneous.

          10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (1)  if to E.piphany:

                    E.piphany, Inc.
                    1900 South Norfolk St., Suite 310
                    San Mateo, CA  94403
                    Attention:  General Counsel
                    Telephone No.:  (650) 356-3800
                    Facsimile No.:  (650) 356-3801

                    with copies to (which shall not constitute notice hereunder):

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention:  N. Anthony Jeffries, Esq.
                    Telephone No.:  (650) 493-9300
                    Facsimile No.:  (650) 493-6811

               (2)  if to the Company, to:

                    Radnet Recovery LLC
                    c/o Warburg, Pincus Ventures, L.P.
                    466 Lexington Avenue
                    New York, New York  10017
                    Attn:  Tim Curt
                    Telephone No.:  (212) 878-6121
                    Facsimile No.: (212) 878-9200

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                    with copies to (which shall not constitute notice
                    hereunder):

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, NY 10112
                    Attention:  Stewart A. Kagan, Esq.
                    Telephone No.:  (212) 408-2442
                    Facsimile No.:  (212) 728-5950

          10.2 Entire Agreement; Assignment. This Agreement, the Asset Purchase Agreement, the Escrow Agreement, the Investor Representation Statement and Agreement and the documents and instruments and other agreements among the parties hereto referenced herein and therein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise without the prior written consent of each party hereto, except as provided in Section 4.3 and except that E.piphany may assign its rights and obligations hereunder to an affiliate of E.piphany provided that E.piphany shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void.

          10.3 Amendment; Waiver.

               (a) This Agreement may be modified only pursuant to a writing executed by authorized representatives of E.piphany and the Company.

               (b) No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

          10.4 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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          10.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          10.7 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.8 Facsimile; Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          10.9 Term. Unless terminated sooner, this Agreement will terminate, and no party shall have any rights or obligations hereunder (other than under Section 7 hereof), one (1) year from the date of this Agreement.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                       E.PIPHANY, INC.



                                       By: /s/ KEVIN YEAMAN
                                           -------------------------------------
                                       Name: Kevin Yeaman
                                       Title: CFO


                                       RADNET RECOVERY LLC
                                       BY:  WARBURG, PINCUS VENTURES, L.P.,
                                       ITS SOLE MEMBER



                                       By: /s/ GREGORY F. BACK
                                           -------------------------------------
                                       Name: Gregory F. Back
                                       Title: Partner



















                [Signature page to Registration Rights Agreement]


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